MILLER ENERGY RESOURCES SPUDS SWORD # 1 WELL

ANCHORAGE, AK - (June 26, 2013). Miller Energy Resources, Inc. (the “Company” or “Miller”) (NYSE: MILL) provided an update today on its Sword #1 well. The Company's wholly owned Alaskan subsidiary, Cook Inlet Energy (“CIE”), has begun drilling operations on its Sword # 1 well located near the Company's West McArthur River Field (WMR). Management expects to report initial drill results in about two months.
The Sword # 1 well is planned as an extended reach well intended to be drilled directionally to approximately 19,000 feet total into an adjacent fault block to the WMR. CIE will test an up thrown fault closure thought to hold hydrocarbons in commercial paying quantities. 3D seismic data show a faulted four-way closure and an estimated 240-acre structure with an estimated EUR of approximately 800,000 barrels of oil from Sword #1 well.
“We are extremely excited to be underway with our Sword #1 drilling plans”, stated Scott M. Boruff, CEO of Miller Energy. “The Sword #1 well will provide structural details crucial to accomplishing our future development goals and continues our efforts to prove up Miller's reserves and move them into production.”
Since the Sword # 1 well was spudded on June 19, 2013, it has been drilled to approximately 3,000 feet measured depth. Drilling crews recently installed the first casing string (13-3/8”) and are currently cementing the casing string in place. Once this cementing is completed, CIE will drill 12-1/4” hole to a measured depth of 11,000 feet and then install a second casing string (9-5/8”) followed by drilling to the full estimated 19,000 foot depth. This process will ensure integrity and preserve the well for future completion potential.
From 1964 to 1965, Pan American Corporation drilled the West Foreland's Unit # 1 well from a barge ship into this same fault block targeted by Sword # 1. Mud logs revealed oil throughout the 500 foot thick Hemlock formation, the primary target for Sword # 1 well. Production from the well could be processed through CIE's existing WMR facility with minimal hook-up time.
About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

Contact

MZ Group
Derek Gradwell
SVP Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us